UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2014

Shire plc
_________________________________________________________________________

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
_________________________________________________________________________

(State or other jurisdiction of incorporation)

0-29630                                                  98-0601486
(Commission File Number)                (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland
_________________________________________________________________________

(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code               +353 1 429 7700

_________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2014, AbbVie Inc., a Delaware corporation (“AbbVie”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers disclosing that the boards of directors of AbbVie and Shire plc (“Shire”), had agreed on the terms of a recommended combination of Shire with AbbVie (the “Combination”).  In connection with the Combination, (i) Shire and AbbVie entered into a Cooperation Agreement dated as of July 18, 2014 (the “Cooperation Agreement”) and (ii) AbbVie, AbbVie Private Limited, a company incorporated in Jersey (“New AbbVie”), and AbbVie Ventures LLC (“Merger Sub”) entered into an Agreement and Plan of Merger, dated as of July 18, 2014 (the “Merger Agreement”)

Rule 2.7 Announcement

On July 18, 2014, AbbVie issued the Rule 2.7 Announcement disclosing that the boards of directors of AbbVie and Shire had agreed on the terms of the Combination.  Under the terms of the Combination, (i) Shire shareholders will be entitled to receive £24.44 in cash and 0.8960 shares of New AbbVie by means of a court-sanctioned scheme of arrangement (the “Scheme”) between Shire and Shire shareholders under the Companies (Jersey) Law of 1991, as amended (the “Jersey Companies Law”), and (ii) AbbVie stockholders will receive one New AbbVie share for each AbbVie share they hold pursuant to the Merger Agreement.  As a result of the Combination, both Shire and AbbVie will become wholly owned subsidiaries of New AbbVie.  It is intended that shares of New AbbVie will be listed on the New York Stock Exchange following the completion of the Combination.

The Combination will be conditioned upon, among other things, the approval of the Scheme by the Shire shareholders, the sanction of the Scheme by a Jersey court, the adoption of the Merger Agreement by AbbVie shareholders, and the receipt of certain regulatory approvals.  The conditions to the Combination are set out in full in Appendix I to the Rule 2.7 Announcement.  It is expected that, subject to the satisfaction or waiver of all relevant conditions, the Combination will be completed in the fourth quarter of 2014.

New AbbVie reserves the right in certain circumstances set forth in the Cooperation Agreement and, subject to the prior consent of the U.K. Panel on Takeovers and Mergers, to elect to implement the acquisition of shares of Shire by way of a takeover offer (as such term is defined in the Jersey Companies Law).

Cooperation Agreement

On July 18, 2014, Shire and AbbVie entered into the Cooperation Agreement in connection with the proposed Combination.  Pursuant to the Cooperation Agreement, Shire has agreed to provide AbbVie with such information and assistance as AbbVie may reasonably require for the purposes of obtaining all regulatory clearances and making any submission, filing or notification to any regulatory authority, and AbbVie has given certain undertakings to implement the Combination.  The Cooperation Agreement will terminate if the Scheme is withdrawn or lapses.  AbbVie has the right to terminate the Cooperation Agreement if the Shire board of directors withdraws its recommendation of the Scheme or if certain deadlines are not met, including the Scheme not being consummated by no later than April 30, 2015.  The Cooperation Agreement also, among other things, contains certain arrangements relating to Shire’s share incentive plans and provides for the payment of cost reimbursements or termination fees to Shire in certain circumstances in which the Combination is not consummated.

The Merger Agreement is attached as an exhibit to the Cooperation Agreement.  Pursuant to the Merger Agreement, Merger Sub will merge with and into AbbVie and AbbVie will continue as the surviving corporation and a wholly owned indirect subsidiary of New AbbVie (the “Merger”).  The Merger will be consummated as soon as reasonably practicable following the completion of the Scheme.

The foregoing summary of the Combination, the Rule 2.7 Announcement and the Cooperation Agreement contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and the full text of the Cooperation Agreement, which is attached as Exhibit 2.2 to this Current Report on Form 8-K, and each of these exhibits is incorporated herein by reference.

The Rule 2.7 Announcement includes non-GAAP EBITDA as a percentage of product sales, non-GAAP EBITDA and last twelve months non-GAAP EBITDA which are non-GAAP financial measures.

An explanation and reconciliation of non-GAAP EBITDA margin as a percentage of product sales, non-GAAP EBITDA and Last Twelve Months non-GAAP EBITDA to their most directly comparable measures under US GAAP (being US GAAP Net Income as a percentage of product sales, US GAAP Net Income and last twelve months US GAAP Net Income) is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Ornskov, Shire’s Chief Executive Officer, will receive a retention award in the amount of $9.9 million.  The retention award will become payable if Dr. Ornskov remains in the active employment of Shire (or an appropriate alternative employer within the New AbbVie group) until 30 June 2015 or in the event he incurs a qualifying termination prior to such date.

As a result of the Combination, Section 4985 of the Internal Revenue Code of 1986, as amended, imposes an excise tax equal to 15% (such tax, the “Excise Tax”) on the value of certain equity compensation held by any Shire “disqualified individual” (as defined in Section 4985), including the Chief Executive Officer and Chief Financial Officer.  Shire has agreed to indemnify such persons for any such Excise Tax obligation so that, on a net after tax basis, they would be in the same position as if no such Excise Tax had been applied.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Rule 2.7 Announcement and the full text of the Cooperation Agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
2.1	Rule 2.7 Announcement, dated July 18, 2014.
2.2	Cooperation Agreement, dated as of July 18, 2014, between AbbVie and Shire.
99.1	Non-GAAP Financial Measures

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC
By:	/s/ Tatjana May
	Name:	Tatjana May
	Title:	General Counsel

Dated: July 23, 2014

EXHIBIT INDEX

Number	Description
2.1	Rule 2.7 Announcement, dated July 18, 2014.
2.2	Cooperation Agreement, dated as of July 18, 2014, between AbbVie and Shire.
99.1	Non-GAAP Financial Measures

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